Execution Version SENIOR SECURED CONVERTIBLE NOTE NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD (X) PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR (Y) TO AN ACCREDITED INVESTOR IN A PRIVATE TRANSACTION. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(d)(iv) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS OR MORE THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(d)(iv) OF THIS NOTE AND CAPITALIZED INTEREST. THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), SHEILA ANDERSON, AS A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). SHE MAY BE REACHED AT TELEPHONE NUMBER (605) 692-0200. DAKTRONICS, INC. SENIOR SECURED CONVERTIBLE NOTE Issuance Date: May 11, 2023 Original Principal Amount: U.S. $25,000,000 FOR VALUE RECEIVED, Daktronics, Inc., a South Dakota corporation (the “Company”), hereby promises to pay to Alta Fox Opportunities Fund, LP or registered assigns (the “Holder”) in cash the amount set forth above as the Original Principal Amount (as (x) reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise or (y) increased pursuant to one or more elections by the Company to pay Capitalized Interest in respect of Interest (as defined below), the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, an Interest Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) has been issued pursuant to the Securities Purchase Agreement. Certain capitalized terms used herein are defined in Section 31. (1) PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, any accrued and unpaid Interest and any accrued and unpaid Late Charges (as defined in Section 23(b)) on such Principal and Interest. Except as specifically provided for in this Note, the Company is not permitted to prepay any portion of the outstanding Principal. (2) INTEREST; INTEREST RATE; DEFAULT RATE. (a) Interest on the Principal amount of this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and four (4) ninety (90) day periods and shall be payable quarterly in arrears on February 11, May 11, August 11 and November 11 of each year following the Issuance Date through the Maturity Date (each, an “Interest Date”) with the first (1st) Interest Date being August 11, 2023. Interest shall be payable on each Interest Date, to the record holder of this Note on the -1- EXHIBIT 10.4 applicable Interest Date, at the option of the Company, either (i) as Cash Interest or (ii) in a combination of Cash Interest and Capitalized Interest; provided, however, that at least fifty percent (50%) of the Interest paid on each Interest Date shall be paid as Cash Interest. The Company shall deliver a written notice (an “Interest Election Notice”) to the Holder on or prior to the date that is five (5) Business Days immediately prior to the applicable Interest Date, which Interest Election Notice either (a) confirms that Interest to be paid on such Interest Date shall be paid entirely as Cash Interest, or (b) elects to pay Interest on such Interest Date in a combination of Cash Interest and Capitalized Interest, and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid as Capitalized Interest. If the Company does not timely deliver an Interest Election Notice in accordance with this Section 2(a), then the Company shall be deemed to have delivered an irrevocable Interest Election Notice confirming the payment of Interest as Cash Interest on such Interest Date. (b) Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate that is applicable to Cash Interest and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(c)(i)) on each Conversion Date (as defined in Section 3(d)(i)) in accordance with Section 3(c)(i) and each date on which a Forced Conversion (as defined in Section 3(b)) occurs (a “Forced Conversion Date”) in accordance with Section 3(c)(i). From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall be increased to twelve percent (12.0%) per annum (the “Default Rate”) and Interest shall solely be paid as Cash Interest. In the event that such Event of Default is subsequently cured or waived in writing by the Holder (and no other Event of Default then exists), the adjustment to the Interest Rate referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; provided, that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default. (3) CONVERSION OF NOTES. At any time or times after the Issuance Date and prior to the Maturity Date, this Note shall be convertible into validly issued, fully paid and nonassessable shares of Common Stock, on the terms and conditions set forth in this Section 3. (a) Holder Optional Conversion Right. At any time or times on or after the Issuance Date and prior to the Maturity Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount, as selected by the Holder, into validly issued, fully paid and nonassessable shares of Common Stock in accordance with Section 3(d)(i), (iii)-(iv), at the Conversion Rate (as defined below); provided that the delivery of the shares of Common Stock will be subject to Section 3(e) hereof. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount. (b) Company Forced Conversion Right. On or after November 11, 2024 and at any time prior to the sixteenth (16th) Scheduled Trading Day immediately preceding the Maturity Date the Maturity Date, the Company may elect at its option (a “Forced Conversion Option”) to cause all or any portion of the outstanding and unpaid Conversion Amount of this Note to be mandatorily converted (a “Forced Conversion”) at the Conversion Rate into validly issued, fully paid and nonassessable shares of Common Stock in accordance with Section 3(d)(ii)- (iv), but only if the Closing Sale Price of the Common Stock has been at least 150% of the Conversion Price on each of at least nineteen (19) Trading Days (whether or not consecutive) during the twenty (20) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date (the “Forced Conversion Notice Date”) that the Company delivers (by electronic mail and overnight courier) to the Holder a written notice of its election to exercise its Company Forced Conversion Option (a “Forced Conversion Notice”); provided that the Company may not make an election (or elections) of a Company Forced Conversion Option in respect of a Conversion Amount of this Note of more than $7 million in any thirty (30) calendar day period; provided further that the delivery of the shares of Common Stock will be subject to Section 3(e) hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any Forced Conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses -2-

-3- (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Stock in connection with a Forced Conversion. Notwithstanding the foregoing, the Company may only consummate the exercise of its Company Forced Conversion Option pursuant to this Section 3(b) if all of the Equity Conditions are satisfied during the period commencing on the Forced Conversion Notice Date and ending on the related Forced Conversion Date (the “Equity Conditions Measuring Period”). (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion (including Forced Conversion) of any Conversion Amount pursuant to Section 3(a) or Section 3(b), as applicable, shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). (i) “Conversion Amount” means the sum of (A) the portion of the then outstanding and unpaid Principal (including, without limitation, Capitalized Interest, if any) to be converted (including in a Forced Conversion), redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest, if any, with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest. (ii) “Conversion Price” means, as of any Conversion Date, Forced Conversion Date or other date of determination, $6.31, subject to adjustment as provided herein. (d) Mechanics of Conversion. (i) Holder Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”) in accordance with Section 3(a), the Holder shall transmit by electronic mail (or otherwise deliver), for delivery on or prior to 5:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (a “Conversion Notice”) to the Company. If required by Section 3(d)(iv), but without delaying the Company’s requirement to deliver shares of Common Stock on the applicable Holder Optional Conversion Share Delivery Date (as defined below), the Holder shall surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following the applicable Conversion Date on which the Holder submitted a Conversion Notice to the Company electing to convert all or a portion of the Conversion Amount as represented on such Conversion Notice (or an indemnification undertaking with respect to this Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 17(b)). In lieu of indicating the portion of the outstanding and unpaid Conversion Amount that the Holder elects to convert, the Holder may indicate in a Conversion Notice the number of shares of Common Stock it seeks to receive upon conversion of any portion of this Note and the reduction of the outstanding and unpaid Conversion Amount pursuant to such conversion shall be determined at the end of such Conversion Date by multiplying such number of shares of Common Stock by the applicable Conversion Price. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice be required. On or before the first (1st) Trading Day following the date of delivery of a Conversion Notice, the Company shall transmit by electronic mail a confirmation of receipt of such Conversion Notice and certain representations as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in substantially the form attached as Exhibit II, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent (or shall otherwise be accompanied by an instruction to the Transfer Agent) to process such Conversion Notice in accordance with the terms therein. On or before the second (2nd) Trading Day following the date on which the Holder has delivered the applicable Conversion Notice to the Company (a “Holder Optional Conversion Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and either (A) the applicable Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (B) if converted at a time when Rule 144 would be available for resale of the applicable Conversion Shares by the Holder, credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (y) if (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer

-4- Program or (B) the applicable Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and, if converted at a time when Rule 144 would not be available for resale of the applicable Conversion Shares by the Holder, issue and deliver to the address or account, as applicable, as specified in the Conversion Notice, a certificate or book-entry notation, as applicable, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion as required by Section 3(d)(iv) and the then outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable after delivery of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Company shall treat the Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. The Company’s obligations to issue and deliver shares of Common Stock in accordance with the terms and subject to the conditions hereof are absolute and unconditional. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall, upon receipt of reasonably requested documentation and letters of representation, cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. While any Notes are outstanding, the Company shall use a transfer agent that participates in the DTC Fast Automated Securities Transfer Program. (ii) Company Forced Conversion. Each Forced Conversion Notice, which shall be irrevocable, shall be in the form attached hereto as Exhibit III, and shall state, among other things: (i) the Forced Conversion Date, which date shall be the fifteenth (15th) Trading Day immediately following the Forced Conversion Notice Date, (ii) the Conversion Amount of this Note subject to Forced Conversion, which shall not be greater than $7 million, on the Forced Conversion Date, (iii) state the number of shares of Common Stock into which the Conversion Amount will be converted and (iv) certify that there is no Equity Conditions Failure (as defined below) as of the Forced Conversion Notice Date. If the Company confirmed that there was no Equity Conditions Failure as of the Forced Conversion Notice Date but an Equity Conditions Failure occurs between the Forced Conversion Notice Date and any time through the Forced Conversion Date (the “Forced Conversion Interim Period”), the Company shall provide the Holder a subsequent written notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by the Holder) during the Forced Conversion Interim Period, then the Forced Conversion shall be null and void with respect to all or any part designated by the Holder of the Conversion Amount subject to the Forced Conversion and the Holder shall be entitled to all the rights of a holder of this Note with respect to such Conversion Amount. Notwithstanding anything to the contrary in Section 3(b) or Section 3(d)(ii)-(iv), until the applicable Forced Conversion has occurred, the portion of this Note that is subject to Forced Conversion may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3(a). Any portion of this Note converted by the Holder after a Forced Conversion Notice Date shall reduce the portion of this Note that is subject to the Forced Conversion. In connection with any Forced Conversion and if required by Section 3(d)(iv), but without delaying the Company’s requirement to deliver shares of Common Stock on the applicable Forced Conversion Share Delivery Date (as defined below), the Holder shall surrender this Note to a common carrier for delivery to the Company prior to the Forced Conversion Date (unless the Holder has elected to convert this Note pursuant to Section 3(a)) (or an indemnification undertaking with respect to this Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 17(b)). On or after the tenth (10th) Trading Day and on or before the twelfth (12th) Trading Day, in each case, following the Forced Conversion Notice Date, the Company shall transmit by electronic mail certain representations as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, substantially in the form attached as Exhibit IV, to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent (or shall otherwise be accompanied by an instruction to the Transfer Agent)

-5- to process the Forced Conversion Notice in accordance with the terms therein (subject to the satisfaction (or waiver in writing by the Holder) of the Equity Conditions during the Forced Conversion Interim Period). On the Forced Conversion Date (a “Forced Conversion Share Delivery Date” and together with a Holder Optional Conversion Share Delivery Date, a “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and either (A) the applicable Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (B) if converted at a time when Rule 144 would be available for resale of the applicable Conversion Shares by the Holder, credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Forced Conversion to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (y) if (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (B) the applicable Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and, if converted at a time when Rule 144 would not be available for resale of the applicable Conversion Shares by the Holder (and, for the avoidance of doubt, the Holder has waived the related Equity Conditions Failure), issue and deliver to the address or account, as applicable, as specified in the Register, a certificate or book-entry notation, as applicable, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such Forced Conversion. If this Note is physically surrendered for Forced Conversion as required by Section 3(d)(iv) and the outstanding Principal of this Note is greater than the then Principal portion of the Conversion Amount being converted in a Forced Conversion, then the Company shall as soon as practicable after delivery of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted in a Forced Conversion. The Company shall treat the Person or Persons entitled to receive the shares of Common Stock issuable upon Forced Conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Forced Conversion Notice Date, irrespective of the date such Conversion Shares are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. The Company’s obligations to issue and deliver shares of Common Stock in accordance with the terms and subject to the conditions hereof are absolute and unconditional. (iii) Company’s Failure to Timely Convert. If the Company shall fail, other than by reason of a failure of a Holder to comply with its obligations hereunder, on or prior to the applicable Share Delivery Date either (I) to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if converted (including pursuant to Forced Conversion) at a time when the applicable Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and Rule 144 would not be available for resale of the applicable Conversion Shares by the Holder, or credit the Holder’s balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (a) the applicable Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (b) if converted at a time when Rule 144 would be available for resale of the applicable Conversion Shares by the Holder, for the number of shares of Common Stock to which the Holder is entitled upon the conversion (including Forced Conversion) of any Conversion Amount or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice or the Forced Conversion Notice (in either case, the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion (including Forced Conversion) to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then in addition to all other remedies available to the Holder, (A) if the Conversion Failure remains uncured on the third Business Day following such Share Delivery Date that the issuance of such shares of Common Stock is not timely effected, the Company shall pay cash to the Holder on each day thereafter that the Conversion Failure remains uncured in an amount equal to 1.0% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the applicable Share Delivery Date and to which the Holder is entitled, and (2) the

-6- Weighted Average Price of the Common Stock on the applicable Conversion Date or the applicable Forced Conversion Notice Date, as the case may be; provided, that if the Conversion Failure remains uncured for 30 days following such Share Delivery Date that the issuance of such shares of Common Stock is not timely effected, the Company shall pay cash to the Holder on each day thereafter that the Conversion Failure remains uncured in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the applicable Share Delivery Date and to which the Holder is entitled, and (2) the Weighted Average Price of the Common Stock on the applicable Conversion Date or the applicable Forced Conversion Notice Date, as the case may be, and (B) the Holder, upon written notice to the Company, may void its Conversion Notice or the Forced Conversion Notice, as the case may be, with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice or Forced Conversion Notice, as the case may be; provided that the voiding of a Conversion Notice or the Forced Conversion Notice, as applicable, shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(d)(iii) or otherwise; provided, further, that in no event shall the aggregate amount of (x) payments pursuant to this first sentence of Section 3(d)(iii) on account of a Conversion Failure, (y) Public Information Failure Payments (as defined in the Securities Purchase Agreement) and (z) Registration Delay Payments (as defined in the Registration Rights Agreement), together with any interest accrued thereon in accordance with this Note, the Registration Rights Agreement or the Securities Purchase Agreement (as applicable), exceed 15% of the Purchase Price. In addition to the foregoing, if, other than by reason of a failure of a Holder to comply with its obligations hereunder, on or prior to the applicable Share Delivery Date either (A) the Company shall fail to (I) issue and deliver a certificate to the Holder if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the applicable Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and, if converted at a time when Rule 144 would not be available for resale of the applicable Conversion Shares by the Holder, or (II) credit the Holder’s balance account with DTC if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and either (A) the applicable Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (B) if converted at a time when Rule 144 would be available for resale of the applicable Conversion Shares by the Holder, for the number of shares of Common Stock to which the Holder is entitled upon the conversion (including Forced Conversion) of any Conversion Amount or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such certificate or credit the Holder’s balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the conversion (including Forced Conversion) of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price of the Common Stock on the applicable Conversion Date or the applicable Forced Conversion Notice Date, as the case may be. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon conversion (including Forced Conversion) of this Note as required pursuant to the terms hereof. (iv) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder of this Note (and the name and address of any Person who is transferred all or any portion of this Note to the extent permitted by the terms hereof) and the Principal amount (and stated interest with respect thereto) held by the Holder (and any Person who

-7- is transferred all or any portion of this Note to the extent permitted by the terms hereof) (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment, transfer or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the Holder in accordance with Section 16, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17. Notwithstanding anything to the contrary set forth herein, upon conversion (including Forced Conversion) of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company or the Company has provided the Holder, as applicable, with prior written notice (which notice may be included in a Conversion Notice or in the Forced Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. (e) Conversion Limitations. (i) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Note and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the terms of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) pursuant to the terms of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(e)(i). For purposes of this Section 3(e)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire pursuant to the terms of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(e)(i), to exceed the Maximum Percentage, the Holder shall notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Conversion Notice. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including

-8- this Note, by the Holder (or pursuant to a Forced Conversion) and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion (including Forced Conversion) of this Note would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership would exceed the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio (but the related portion of the Conversion Amount so converted shall not be reinstated), and the Holder shall not have the power to vote or to transfer the Excess Shares; provided that the Company’s obligation to make delivery of Excess Shares shall not be extinguished and the Holder may subsequently certify to the Company that the Holder and the other Attribution Parties upon receipt of Excess Shares are not, and would not, as a result of such receipt, be deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), after which, the Company shall deliver any such Excess Shares to the Holder by the later of (i) the date such shares of Common Stock were otherwise due to the Holder and (ii) two (2) Trading Days after receipt of such certification; provided, however, until such time as the Holder gives such notice, no Person shall be deemed to be the shareholder of record with respect to the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(e)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to receive pursuant to the terms of this Note any shares of Common Stock, to the extent the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Notes without necessitating shareholder approval for such issuance pursuant to the Company’s obligations under the rules or regulations of the Principal Market or any successor thereto or any similar securities exchange on which the Common Stock is then listed (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains, at its sole election, the approval of its stockholders as required by the applicable rules of the Principal Market (including, but not limited to, Nasdaq Rules 5635(b) and 5635(d)) or any successor thereto or any similar securities exchange on which the Common Stock is then listed for issuances of Common Stock in excess of such amount. Until such approval is obtained, the Holder shall not be issued in the aggregate, pursuant to the terms of this Note, shares of Common Stock in an amount greater than the Exchange Cap. In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been delivered as a result of the operation of this Section 3(e)(ii), the Company shall within two (2) Trading Days of the applicable attempted conversion pay cash in exchange for cancellation of the Conversion Amount that is subject to such Conversion Notice, at a price per share of Common Stock that would have been issuable upon such conversion if this Section 3(e)(ii) were not in effect, equal to the Weighted Average Price of the Common Stock on the date of the applicable Conversion Date. (4) RIGHTS UPON EVENT OF DEFAULT.

-9- (a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (viii), (ix) and (x) shall also constitute a “Bankruptcy Event of Default”: (i) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), other than in any such case as a result of the failure by a Holder or a party to the Registration Rights Agreement to comply with its obligations hereunder or under the Registration Rights Agreement; (ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement)), other than in any such case as a result of the failure by a Holder or a party to the Registration Rights Agreement to comply with its obligations hereunder or under the Registration Rights Agreement; (iii) (A) the suspension of the Common Stock (as such, and not as part of a broader suspension of the Eligible Market generally for securities of other issuers) from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of five (5) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market; (iv) the Company’s failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within three (3) Trading Days after the applicable Conversion Date or Forced Conversion Date, as applicable, other than in any such case as a result of the failure by a Holder to comply with its obligations hereunder; (v) any Note Party’s failure to pay to the Holder any amount of Principal, Interest, Late Charges, Redemption Price or other amounts constituting Secured Obligations when and as due under this Note or any other Transaction Document, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of three (3) Business Days; (vi) any Note Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (including the ABL Debt), when and as the same shall become due and payable (beyond any grace period applicable thereto); (vii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (vii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted hereunder; (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Note Party or Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Note Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

-10- (ix) any Note Party or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (viii) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Note Party or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (x) any Note Party or Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due in the ordinary course of business; (xi) (i) one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against any Note Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Note Party or Subsidiary to enforce any such judgment; or (ii) any Note Party or Subsidiary shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case of clauses (i) or (ii), are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued (xii) any representation or warranty made or deemed made by or on behalf of any Note Party or any Subsidiary in, or in connection with, this Note or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Note or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; (xiii) any breach or failure in any respect to comply with either (A) Sections 13 or (B) Section 14 of this Note, and, (x) in the case of this clause (B) (other than with respect to Section 14(a) and (k), such failure shall continue unremedied for thirty (30) days after the earlier of any Note Party’s knowledge of such breach or written notice thereof from the Holder, and (y) in the case of this clause (B) with respect to Section 14(a), such failure shall continue unremedied for such period as is required before an uncured breach of the underlying obligation under the ABL Agreement (as in effect on the Closing Date) would constitute an Event of Default thereunder; (xiv) (A) the occurrence of any “default”, as defined in any Transaction Document (other than this Note) or the breach of any of the terms or provisions of any Transaction Document (other than this Note), which default or breach continues beyond any period of grace therein provided or, if no period of grace is provided, within thirty (30) days after the earlier of any Note Party’s knowledge of such breach or written notice thereof from the Holder or (B) other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any of the terms or provisions of this Note and such breach continues for a period of at least thirty (30) days after the earlier of any Note Party’s knowledge of such breach or written notice thereof from the Holder; (xv) except as permitted by the terms of any Security Document or the Intercreditor Agreement, (i) any Security Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien (subject to the Intercreditor Agreement and Liens permitted under the Transaction Documents to be senior to the Collateral Agent’s Lien);

(xvi) any material provision of the Securities Purchase Agreement, the Registration Rights Agreement, the Intercreditor Agreement or this Note ceases to be valid, binding and enforceable in accordance with its terms (other than if caused by Holder or any of its Affiliates); (xvii) a false or inaccurate certification by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred; (xviii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws or as a result of the failure of a Holder to comply with its obligations hereunder, and any such failure remains uncured for at least three (3) Trading Days; or (xix) the Guarantee Agreement shall fail to remain in full force or effect or any action shall be taken by any Note Party to discontinue or to assert the invalidity or unenforceability of the Guarantee Agreement, or any Guarantor shall deny that it has any further liability under the Guarantee Agreement to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination. (b) Holder Redemption Right. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, if such Event of Default is continuing at the time of delivery of the Event of Default Redemption Notice then the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (i) the product of (x) the Redemption Premium and (y) the Conversion Amount being redeemed (the “MOIC Event of Default Redemption Price”) and (ii) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (1) the greatest Weighted Average Price of the shares of Common Stock on any Trading Day during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice or the occurrence of a Bankruptcy Event of Default, as the case may be, by (2) the Conversion Price in effect on the Trading Day immediately prior to when such notice is delivered (such greater price, the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(e), until the Event of Default Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. (c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash equal to the Event of Default Redemption Price with respect to the Conversion Amount held by the Holder (the “Bankruptcy Event of Default Redemption Price”), without the requirement for any notice or demand or other action by the Holder or any other Person; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default -11-

-12- Redemption Price or any other Redemption Price, as applicable. Redemptions required by this Section 4(c) shall be made in accordance with the provisions of Section 10. (5) CONSOLIDATION, MERGER, SALE CONVEYANCE OR SALE; MERGER EVENT; AND CHANGE OF CONTROL. (a) Company May Consolidate, Etc. on Certain Terms. Unless the Notes are redeemed by the Company in accordance with Section 5(d), the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (any such transaction, a “Business Combination”), unless: (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume in writing all of the obligations of the Company under this Note and the other Transaction Documents to which it is a party and each Guarantor shall expressly reaffirm in writing all of its obligations under each Transaction Document to which it is a party; and (ii) immediately after giving effect to such Business Combination, no Default or Event of Default shall have occurred and be continuing under this Note. (b) Successor Company to be Substituted. In case of any such Business Combination and upon the assumption by the Successor Company in the manner set forth in Section 5(a)(i), such Successor Company (if not the Company) shall succeed to and, except in the case of a lease, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Note. In the event of any such Business Combination (but not in the case of a lease), upon compliance with Section 5(a), the Person named as the “Company” in the first paragraph of this Note may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from all of its liabilities and obligations under this Note. (c) Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. In the case of: (i) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the right to convert each $1,000 Conversion Amount of Notes shall be changed into a right to convert such Conversion Amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the quotient of $1,000 and the Conversion Price immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall agree in writing (a “Merger Event Supplement”) providing for such change in the right to convert this Note. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify the Holder of such weighted average as soon as reasonably practicable after such determination is made. Such Merger Event Supplement described in the immediately preceding paragraph shall provide for anti- dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in Section 7. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such Merger Event Supplement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary by reason of the foregoing. The Company shall not become party to any Merger Event unless its terms are consistent with this Section 5(c). (d) Company Change of Control Redemption Right. No later than the later of (x) ten (10) days prior to the consummation of a Change of Control, and (y) the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail or overnight courier to the Holder (a “Change of Control Redemption Notice”) setting forth a description of such Change of Control transaction in reasonable detail, the anticipated effective date of such Change of Control (the “Anticipated Change of Control Effective Date”) and advising the Holder that on the Change of Control Redemption Date (as defined below) the total then outstanding and unpaid Conversion Amount of this Note will be redeemed at the Change of Control Redemption Price (as defined below) unless earlier converted pursuant to Section 3(a). On the latest of (x) the actual effective date for the Change of Control, (y) the Anticipated Change of Control Effective Date and (z) ten (10) days after the Holder receives the Change of Control Redemption Notice (such latest date, the “Change of Control Redemption Date”), the Company shall redeem (a “Change of Control Redemption”) all of this Note at a price in cash equal to the product of (i) the Redemption Premium and (ii) the Conversion Amount of this Note (the “Change of Control Redemption Price”). Redemptions pursuant this Section 5(d) shall be made in accordance with the provisions of Section 10 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5(d), but subject to Section 3(e), until the Change of Control Redemption Price is paid in full, the Conversion Amount subject to redemption under this Section 5(d) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3(a). (6) WITHHOLDING. Notwithstanding anything in this Note to the contrary, the Company shall be entitled to deduct or withhold from any payment made pursuant to this Note or the Conversion Shares any amount required to be deducted or withheld under applicable law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Authority, such amounts shall be treated for all purposes with respect to this Note or the Conversion Shares, as applicable, as having been paid to the Person in respect of which such deduction or withholding was made. The Holder shall deliver to the Company on the date hereof (and from time to time thereafter upon the reasonable request of the Company) an executed Internal Revenue Service Form W-9 or W-8, as applicable. (7) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price will be subject to adjustment from time to time as provided in this Section 7. (a) Adjustment of Conversion Price upon Certain Distributions or Events. The Conversion Price shall be adjusted from time to time by the Company if any of the following events occurs on or after the Subscription Date, except that the Company shall not make any adjustments to the Conversion Price if the Holder of this Note participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange -13-

-14- offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described in this Section 7(a), without having to convert this Note, as if it held a number of shares of Common Stock equal to the Conversion Amount (expressed in thousands) held by the Holder divided by the applicable Conversion Price. (i) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Price shall be adjusted based on the following formula: 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝑂𝑂𝑂𝑂0 𝑂𝑂𝑂𝑂1 where, CP0 = the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable; CP1 = the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 7(a)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared. (ii) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be decreased based on the following formula: 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝑂𝑂𝑂𝑂0 + 𝑌𝑌 𝑂𝑂𝑂𝑂0 + 𝑋𝑋 where, CP0 = the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

-15- CP1 = the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any decrease made under this Section 7(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the decrease with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For purposes of this Section 7(a)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share that is less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith. (iii) If the Company distributes shares of its Equity Interests, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Interests or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances described in Section 7(a)(i) or Section 7(a)(ii), (ii) rights issued under a stockholders rights plan prior to separation thereof from the shares of Common Stock in the circumstances described in Section 7(a)(vii), (iii) dividends or distributions paid exclusively in cash described in Section 7(a)(iv), (iv) Spin-Offs as to which the provisions set forth below in this Section 7(b)(iii) shall apply (any of such shares of Equity Interests, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Equity Interests or other securities, the “Distributed Property”) and (v) a distribution of Reference Property solely pursuant to a Merger Event, as to which Section 5(c) will apply, then the Conversion Price shall be decreased based on the following formula: 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝑂𝑂𝐶𝐶0 − 𝐹𝐹𝐹𝐹𝐹𝐹 𝑂𝑂𝐶𝐶0 where, CP0 = the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CP1 = the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date; SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined in good faith by the Company) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution. Any decrease made under the portion of this Section 7(a)(iii) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, the Holder of this Note shall receive, in respect of such Note, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Conversion Amount (expressed in thousands) held by the Holder divided by the applicable Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 7(a)(iii) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. With respect to an adjustment pursuant to this Section 7(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock or Equity Interests of any class or series of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula: 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝐹𝐹𝐶𝐶0 𝐹𝐹𝐹𝐹𝐹𝐹 + 𝐹𝐹𝐶𝐶0 where, CP0 = the Conversion Price in effect immediately prior to the end of the Valuation Period; CP1 = the Conversion Price in effect immediately after the end of the Valuation Period; FMV0 = the average of the Closing Sale Prices of the Equity Interests distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 31 as if references therein to Common Stock were to such Equity Interests) over the first 10 consecutive Trading Day period after, and including, the Ex- Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Closing Sale Prices of the Common Stock over the Valuation Period. The decrease to the Conversion Price under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 7(a)(iii) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Price. -16-

-17- For purposes of this Section 7(a)(iii) (and subject in all respect to Section 7(a)(vii)), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase Equity Interests of the Company, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(a)(iii) (and no adjustment to the Conversion Price under this Section 7(a)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 7(a)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Subscription Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7(a)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. For purposes of Section 7(a)(i), Section 7(a)(ii) and this Section 7(a)(iii), if any dividend or distribution to which this Section 7(a)(iii) is applicable also includes one or both of: (A) a dividend or distribution of shares of Common Stock to which Section 7(a)(i) is applicable (the “Clause A Distribution”); or (B) a dividend or distribution of rights, options or warrants to which Section 7(a)(ii) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7(a)(iii) is applicable (the “Clause C Distribution”) and any Conversion Price adjustment required by this Section 7(a)(iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Price adjustment required by Section 7(a)(i) and Section 7(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex- Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date” within the meaning of Section 7(a)(i) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 7(a)(ii). (iv) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

-18- 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝑂𝑂𝐶𝐶0 − 𝐶𝐶 𝑂𝑂𝐶𝐶0 where, CP0 = the Conversion Price in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution; CP1 = the Conversion Price in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution; SP0 = the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex- Dividend Date for such dividend or distribution; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock. Any decrease pursuant to this Section 7(a)(iv) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Price shall be increased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, the Holder of this Note shall receive, in respect of such Note, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that the Holder would have received if the Holder owned a number of shares of Common Stock equal to the Conversion Amount (expressed in thousands) held by the Holder divided by the applicable Conversion Price in effect on the Ex-Dividend Date for such cash dividend or distribution. (v) the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Price shall be decreased based on the following formula: 𝐶𝐶𝐶𝐶1 = 𝐶𝐶𝐶𝐶0 × 𝑂𝑂𝑂𝑂0 × 𝑂𝑂𝐶𝐶1 𝐴𝐴𝐶𝐶 + (𝑂𝑂𝐶𝐶1 × 𝑂𝑂𝑂𝑂1) where, CP0 = the Conversion Price in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; CP1 = the Conversion Price in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

-19- AC = the aggregate value of all cash and any other consideration (as determined by the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP1 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires. The decrease to the Conversion Price under this Section 7(a)(v) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 7(a)(v) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Price. In the event that the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer described in this Section 7(a)(v) but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or any such purchase is rescinded, the applicable Conversion Price shall be increased to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made or had not been made only in respect of the purchases that have been effected. (vi) For purposes of this Section 7(a), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on the Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. (vii) If the Company has a stockholder rights plan in effect upon conversion of this Note, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing shares of the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of this Note, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Price shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 7(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights. (viii) Notwithstanding this Section 7(a) or any other provision of this Note, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date of such dividend, distribution or other transaction would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the Conversion Price adjustment provisions in this Section 7(a), the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. (ix) Except as stated herein, the Company shall not adjust the Conversion Price for the issuance of shares of Common Stock or any Equity Interests of the Company or any of its Subsidiaries convertible into or exchangeable for Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable Equity Interests. (x) Except as described in this Section 7(a), the Conversion Price shall not be required to be adjusted for any transaction or event. Without limiting the foregoing, the Conversion Price shall not be required to be adjusted: (A) upon the issuance of shares of Common Stock at a price below the Conversion Price; (B) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (C) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; (D) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) of this subsection and outstanding as of the date the Notes were first issued; (E) for a third-party tender offer other than as described in Section 7(a)(v); (F) solely for a change in the par value of the Common Stock; or (G) for accrued and unpaid interest, if any. (xi) All calculations and other determinations under this Section 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a U.S. dollar. The Company shall not be required to make an adjustment in the Conversion Price unless the adjustment would require a change of at least 1% in the Conversion Price. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Price and make such carried forward adjustments (1) upon conversion of any Note, on the relevant Conversion Date or Forced Conversion Notice Date, as applicable, (2) in determining consideration due on any Redemption Date and (3) on each anniversary of the original issue date of the Notes, in each case, without duplication and regardless of whether the aggregate adjustment is less than 1%. (b) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. (8) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note, if any, above the Conversion Price then in effect, (ii) shall take all such actions as may be -20-

necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep the applicable Required Reserve Amount available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes (without regard to any limitations on conversion). (9) RESERVATION OF AUTHORIZED SHARES. (a) Reservation. The Company shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for this Note sufficient to effect the conversion of all of the outstanding and unpaid Conversion Amount of this Note from time to time (the “Required Reserve Amount”). So long as this Note is outstanding, the Company shall take all corporate action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the number of shares of Common Stock equal to the applicable Required Reserve Amount. (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the applicable Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all corporate action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the applicable Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; provided that the Company shall use its reasonable best efforts to hold such meeting no later than sixty (60) days after the occurrence of such Authorized Share Failure. In connection with such meeting, the Company shall provide each stockholders with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion (including Forced Conversion) of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion (including Forced Conversion), the Holder may require the Company to pay to the Holder within two (2) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to deliver pursuant to this Section 9, and (ii) the Weighted Average Price of the Common Stock on the date of the applicable Conversion Date or the Forced Conversion Notice Date, as applicable. (10) REDEMPTIONS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within two (2) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Company shall deliver the applicable Bankruptcy Event of Default Redemption Price in accordance with Section 4(c) (as applicable, the “Event of Default Redemption Date”). On the Change of Control Redemption Date, the Company shall deliver the applicable Change of Control Redemption Price to the Holder, except to the extent of any Conversion Amount of this Note that was submitted for conversion into Common Stock by the Holder pursuant to Section 3(a). The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay a Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for or subject to redemption and for which the -21-

applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)) to the Holder representing such Conversion Amount to be redeemed. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice. (11) VOTING RIGHTS. The Holder shall have no voting rights in respect of any Conversion Share until the Conversion Date or Forced Conversion Notice Date in respect of such Conversion Share or as otherwise provided in Section 3(e)(i), except as required by law and as expressly provided in this Note. (12) SECURITY; RANK. This Note ranks pari passu in right of payment to all outstanding and future senior indebtedness of the Company and the obligations hereunder are secured by substantially all assets (other than Excluded Assets) of the Company, as set out in more detail in the Security Documents, on a first priority basis (subject to the Intercreditor Agreement and any Permitted Liens which are senior by operation of law). (13) NEGATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly: (a) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness; (b) allow or suffer to exist any Liens other than Permitted Liens; (c) purchase, hold or acquire (including pursuant to any merger with any Person that was not a Note Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), other than Permitted Investments; (d) make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except Permitted Debt Payments; (e) declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its Common Stock payable solely in additional shares of its Common Stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its Common Stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Company may make Restricted Payments, not exceeding the Threshold Amount in the aggregate during any fiscal year of the Company, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Company and their Subsidiaries, (iv) the Company may make repurchases of Equity Interests deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options and (v) the Company may declare and make other Restricted Payments in cash subject to satisfaction of the Payment Condition with respect thereto. (f) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all any substantial part of its assets (except as permitted by Section 13(k)), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, (x) if at the time thereof and immediately after giving effect -22-

thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving entity, (ii) any Note Party (other than the Company) may merge into any other Note Party in a transaction in which the surviving entity is a Note Party and (iii) any Subsidiary that is not a Note Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Holder; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also a Permitted Investment or (y) if such merger, consolidation, Disposition, liquidation or dissolution, as the case may be, constitutes a Change of Control, it shall be permitted if the Change of Control Redemption Price is paid in accordance with Sections 5(d) and 10. (g) consummate a Division as the Dividing Person, without the prior written consent of the Required Holders. Without limiting the foregoing, if any Note Party that is a limited liability company consummates a Division (with or without the prior consent of the Required Holders as required above), each Division Successor shall be required to comply with the obligations set forth in Section 14(i) and the other further assurances obligations set forth in the Transaction Documents and become a Note Party under this Note and the other Transaction Documents. (h) make, any change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 10-K with the SEC or modify its corporate structure or purpose; (i) enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any (a) such sale of any fixed or capital assets by the Company or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) a Permitted Sale-Leaseback Transaction. (j) issue any Notes (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Notes; (k) effect, consummate or enter into an Asset Sale; or (l) effect or enter into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction and the Holder shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. (m) enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary. (n) sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to such Note Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, which, for the avoidance of doubt shall include any transaction between the Company and its Foreign Subsidiaries which is in compliance with relevant transfer pricing regulations, (b) transactions between or among any (i) Note Party and any other Note Party and (ii) Subsidiary that is not a Note Party and any other Subsidiary that is not a Note Party, in each case to the extent not involving any other Affiliate, (c) any investment permitted by clause (ii), (iii), (iv), (v), (xiii), (xv) or (xvii) of the definition of Permitted Investment, (d) any Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness, (e) any Restricted Payment permitted by Section 13(e), (f) loans or advances to employees which constitute Permitted Investments, (g) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or such Subsidiary, and severance, compensation and employee benefit -23-

arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or their Subsidiaries in the ordinary course of business, (h) Permitted Intercompany Activities and (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Company’s board of directors. (o) incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Note Party or any Subsidiary to create, incur or permit to exist any Lien upon the Collateral or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Transaction Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment, supplement or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to the ABL Documents or the Intercreditor Agreement, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Note if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) the foregoing shall not apply to restrictions and conditions imposed by the Brookings Real Estate Financing or the Permitted Sale- Leaseback Transaction. (p) amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, to the extent any such amendment, modification or waiver would be materially adverse to the Holder unless permitted under the terms of the applicable subordination agreement, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, to the extent any such amendment, modification or waiver would be materially adverse to the Holder (c) the ABL Documents, except to the extent permitted by the Intercreditor Agreement, or (d) the documents evidencing any Permitted Sale-Leaseback Transaction, to the extent any such amendment, modification or waiver would be materially adverse to the Holder. (14) AFFIRMATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and the Company shall cause each Subsidiary to, unless otherwise agreed to by the Holder, directly and indirectly: (a) Deliveries Under the ABL Agreement. Furnish to the Holder (solely to the extent that, at any point after the Closing Date, the Holder requests to receive such items in writing and solely until the date the Holder revokes such request in writing (which request may be limited to all or a subset of the foregoing)), within the time periods set forth in the ABL Agreement, all items required to be delivered to the ABL Agent under the ABL Agreement pursuant to Sections 5.01(a), (c), (f), (m), (o) or (p) (in each case subject to the penultimate paragraph of Section 5.01) or Section 5.02 of the ABL Agreement, in each case as in effect on the Closing Date. (b) Filings. Furnish to the Holder, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Note Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be (it being acknowledged that the obligations hereunder shall be deemed satisfied to the extent any such materials have been publicly filed with the SEC via EDGAR); (c) Payment of Obligations. Each Note Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Note Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; -24-

-25- (d) Maintenance of Properties. Each Note Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. (e) Compliance with Laws and Material Contract Obligations. Each Note Party will, and will cause each Subsidiary to, (a) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (b) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (f) Use of Proceeds. The proceeds of the Note will be used only for the working capital needs and other general corporate purposes of the Company and its Subsidiaries. No part of the proceeds of the Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X; (g) Accuracy of Information. The Note Parties will use commercially reasonable efforts to ensure that any information, including financial statements or other documents, furnished to the Holder in connection with this Note or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Company on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Note Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; (h) Insurance. Each Note Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having (except in the case of insurance obtained in foreign jurisdictions for the purposes of compliance with contract or local law) a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Security Documents. The Company will furnish to the Holder, upon request of the Holder, but no less frequently than annually, information in reasonable detail as to the insurance so maintained; (i) Additional Collateral; Further Assurances. (i) Subject to applicable Requirements of Law, each Note Party will cause each Domestic Subsidiary (other than an Excluded Subsidiary) formed or acquired after the date of this Note to become a Note Party by executing (A) a Guarantee Joinder (as defined in the Guaranty) and (B) a Security Agreement Supplement (as defined in the Security Agreement) In connection therewith, the Holder shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. (ii) Each Note Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than an Excluded Subsidiary) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary (and each Domestic Subsidiary described in clause (c) of the definition of Excluded Subsidiary) directly owned by the Company or any Domestic Subsidiary (other than an Excluded Subsidiary) to be subject at all times to a first priority, subject to the Intercreditor Agreement, perfected Lien securing the Secured Obligations in favor of the Collateral Agent pursuant to the terms and conditions of the Transaction Documents or other security documents as the Collateral Agent (at the direction of the Required Holders) shall reasonably request. (iii) Without limiting the foregoing, each Note Party will, and will cause each Domestic Subsidiary (other than an Excluded Subsidiary) to, execute and deliver, or cause to be executed and delivered, to Holder such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type provided on the Closing Date, as applicable), which may be required by any Requirement of Law or which the Collateral Agent (at the direction of the Required Holders) may, from time to time, reasonably request to carry out the terms and conditions of this Note and the other Transaction Documents and to ensure perfection and priority, subject to the Intercreditor Agreement, of the Liens created or intended to be created by the Security Documents securing the Secured Obligations, all in form and substance reasonably satisfactory to the Required Holders and all at the expense of the Note Parties. (iv) If any material assets (other than Excluded Assets) are acquired by any Note Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Company will (i) notify the Holders and, if requested by the Required Holders or the Collateral Agent (at the direction of the Required Holders), cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Note Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent (at the direction of the Required Holders) to grant and perfect such Liens, including actions described in paragraph (iii) of this Section, all at the expense of the Note Parties; provided, that, the Note Parties shall not be required to deliver mortgages, deeds of trust or similar documents to provide the Collateral Agent or any Holder with a Lien over the real property of the Note Parties. (j) except to the extent the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, take all action necessary or advisable to maintain all of the intellectual property rights that are necessary or material to the conduct of its business in full force and effect; (k) (A) promptly, but in any event within three (3) Business Days of any Note Party obtaining knowledge thereof, notify the Holder in writing whenever an Event of Default (an “Event of Default Notice”) occurred, which notice under this clause (k) shall be accompanied by a statement of a financial officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto and (B) promptly, but in any event (i) within three (3) Business Days of any Note Party obtaining knowledge thereof and (ii) no later than immediately prior to a Forced Conversion Share Delivery Date, notify the Holder in writing whenever an Equity Conditions Failure occurs during a Forced Conversion Interim Period; (l) the Company shall, subject to the execution of a confidentiality agreement in a form reasonably acceptable to the Company, permit any representatives designated by the Collateral Agent (at the direction of the Required Holders), upon reasonable prior written notice, to visit and inspect the Company’s properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during the Company’s normal business hours and as often as reasonably requested; provided that the Company shall not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product; and (m) promptly following any request therefor by the Holder, provide to the Holder (i) such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Note Party or any Subsidiary, or compliance with the terms of this Note, as the Holder may reasonably request, and (ii) information and documentation reasonably requested by the Holder for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation. -26-

(15) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. Except for Section 3(e)(i) which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders and the Company shall be required for any change, waiver or amendment to this Note. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Note; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest or Late Charges, reduce the Interest Rate or Default Rate or change any Interest Date or the Maturity Date, of the Notes, (ii) change the definition of Required Holders, (iii) make any change that adversely affects the conversion rights of this Note other than as required by this Note, (iv) reduce any Redemption Price or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company, (v) make the Note payable in a currency other than U.S. dollars, (vi) change the ranking of the Notes, (vii) impair the right of the Holder to receive payment of Principal, Interest or Late Charges on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to this Note, (viii) disproportionally and adversely affect any rights under the Notes of any holder of this Note relative to the rights of any holder of any other Note; (ix) subordinate (A) the Liens securing this Note to the Liens securing any other Indebtedness or other obligations (other than with respect to Permitted Liens) or (B) this Note in contractual right of payment to any other Indebtedness or other obligations, (x) release all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Transaction Documents prior to any amendment or supplement or waiver thereto entered into for the purpose of permitting such release) or (ix) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 15. An instrument in writing signed by the Required Holders and the Company shall be required for any change or amendment or waiver of any provision to this Note. Any change, amendment or waiver by the Required Holders and the Holder shall be binding on the Holder of this Note. (16) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement; provided that the Holder may not assign this Note (or any portion thereof) to a Person that is not an Affiliate of the Holder or a Related Fund of the Holder without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), except that no such limitation on transfer shall apply on or after the occurrence of an Event of Default until such time that it has been cured (if such Event of Default can be cured). (17) REISSUANCE OF THIS NOTE. (a) Transfer. If this Note is to be transferred in accordance with Section 16, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d) and subject to Section 3(d)(iv)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(d)(iv) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal. (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender. -27-

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date. (18) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit the right of a party to this Note to pursue actual damages for any failure by the other party to comply with the terms of this Note. No failure on the part of the Holder or the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder or the Company of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder or the Company at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s or the Company’s rights or remedies under such documents or at law or equity. Each party to this Note covenants to the other party that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). Each party to this note acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party to this note therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. Notwithstanding anything to the contrary herein, the Holder acknowledges and agrees that it is bound by, and subject to, the final three sentences Section 9(e) of the Securities Purchase Agreement. (19) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, documented out- of-pocket attorneys’ fees and disbursements. (20) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. (21) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder or the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. (22) DISPUTE RESOLUTION. In the case of a dispute as to the determination of, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company and the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation, then the Company -28-

and the Holder shall submit via electronic mail (a) the disputed determination of the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank mutually agreed by the Company and the Holder, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, mutually agreed by the Company and the Holder, such approval not to be unreasonably withheld, conditioned or delayed. The Holder and the Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank or the accountant shall be borne equally by the Holder and the Company. (23) NOTICES; PAYMENTS. (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall give written notice to the Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) promptly after any amendment, supplement or waiver of any provision of this Note and (iii) at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Merger Event or Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds to an account designated by the Holder; provided, that the Holder, upon written notice to the Company, may elect to receive a payment of cash in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the “Schedule of Buyers” attached to the Securities Purchase Agreement). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal, Interest or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount accruing at the Default Rate from the date such amount was due until the same is paid in full (“Late Charge”). (24) CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled and shall not be reissued, sold or transferred. (25) NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or for any claim based on, in respect of, or by reason of, such obligations or its creation. By accepting this Note, the Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note. (26) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection -29-

herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Person at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. (27) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). (28) [Reserved]. (29) USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note. (30) ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, and/or any of its Subsidiaries and that the Holder shall have no obligation pursuant to this Note or the other Transaction Documents (excluding any separate written agreements between the Holder and the Company as may exist from time to time) to (a) maintain the confidentiality of any information provided by the Company and/or any of its Subsidiaries or (b) refrain from trading any securities of the Company and/or any of its Subsidiaries while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. For the avoidance of doubt, the immediately preceding sentence shall not in any way limit the Company’s rights under Section 3(r) of the Registration Rights Agreement. (31) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings: (a) “ABL Agent” means JPMORGAN CHASE BANK, N.A., and its successors in the capacity as administrative agent under the ABL Agreement. -30-

-31- (b) “ABL Agreement” means the Credit Agreement dated as of May 11, 2023, by and among the Company, the ABL Lenders party thereto and the ABL Agent, as amended, supplemented or otherwise modified from time to time thereafter in compliance with the terms of the Intercreditor Agreement. (c) “ABL Banking Services Obligations” means all “Banking Services Obligations” as defined in the ABL Agreement. (d) “ABL Debt” means the “Secured Obligations” under and as defined in the ABL Agreement. (e) “ABL Documents” means, collectively, the ABL Agreement, and all other “Loan Documents” (as defined in the ABL Agreement) heretofore, now or hereafter executed and delivered in connection therewith. (f) “ABL Lenders” means the lenders under the ABL Agreement. (g) “ABL Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement. (h) “Account” has the meaning assigned to such term in Article 9 of the UCC. (i) “Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Note Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person. (j) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act. (k) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company and the Company stockholders, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company. (l) “Asset Sale” means any Disposition other than any of the foregoing: (i) Dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business; (ii) Dispositions of assets to any Note Party or any Subsidiary, provided that any such Dispositions involving both a Note Party and a Subsidiary that is not a Note Party shall be made in compliance with Section 13(h); (iii) Dispositions of Accounts in connection with the compromise, settlement or collection thereof; (iv) Dispositions of Customary Permitted Investments and other investments permitted by clauses (ix) and (xi) of the definition of Permitted Investments; (v) Sale and Leaseback Transactions permitted by Section 13(i);

(vi) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary; (vii) Dispositions of investments in any Excluded Joint Venture; (viii) Dispositions of assets (other than Equity Interests in a Wholly-Owned Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that all Dispositions permitted hereby (other than those permitted by this paragraph (m)) shall be made for fair value and for at least 75% cash consideration; (ix) Permitted Investments and Restricted Payments permitted by Section 13(e), in each case to the extent constituting Dispositions; (x) any Merger Event or Business Combination; and (xi) Dispositions of the Brookings Real Estate to the Mortgage Subsidiary. (m) “Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage. (n) “Bloomberg” means Bloomberg Financial Markets. (o) “Board of Directors” means the board of directors of the or a committee of such board duly authorized to act for it hereunder. (p) “Brookings Real Estate Financing” means a secured financing of the Brookings Real Estate by the Mortgage Subsidiary. (q) “Brookings Real Estate” means all of the real property of the Company and its Subsidiaries in Brookings, South Dakota. (r) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Brookings, South Dakota are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York or Brookings, South Dakota generally are open for use by customers on such day. (s) “Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. -32-

(t) “Capitalized Interest” means, with respect to the payment of Interest on an Interest Date, the amount of such Interest that the Company has elected to pay by way of inclusion of such Interest in the Principal. (u) “Cash Interest” means, with respect to the payment of Interest on an Interest Date, the amount of such Interest that the Company has elected (or is deemed to have elected) in accordance with Section 2(a) to pay in cash. (v) “Change of Control” shall be deemed to have occurred if any of the following occurs prior to the Maturity Date: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock or the Company’s Common Equity representing more than 50% of the voting power of the Common Stock or the Company’s Common Equity; (ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (ii); (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) any other transaction constituting a “Change of Control” under the ABL Agreement. (w) “Close of Business” means 5:00 p.m. (New York City time). (x) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over- the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock -33-

-34- split, stock combination, reclassification or other similar transaction relating to the Common Stock during the applicable calculation period. (y) “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (z) “Collateral“ shall have the meaning as set forth in the Security Documents. (aa) “Collateral Agent” shall have the meaning as set forth in the Securities Purchase Agreement. (bb) “Common Equity” of any Person means Equity Interests of such Person that is generally entitled (i) to vote in the election of directors of such Person or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person (cc) “Common Stock” means the Company’s shares of Common Stock, no par value, subject to Section 5(c). (dd) “Conversion Shares” means shares of Common Stock issuable by the Company pursuant to the terms of any of the Notes, including any related Interest and Late Charges so converted or redeemed. (ee) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock. (ff) “Customary Permitted Investments” means any of: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (iii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000. (gg) “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

-35- (hh) “Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. (ii) “Dividing Person” has the meaning assigned to it in the definition of “Division.” (jj) “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. (kk) “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. (ll) “Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S. (mm) “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. (nn) “Eligible Market” means the Principal Market, the New York Stock Exchange, or The Nasdaq Global Market (or any of their respective successors). (oo) “Environmental Laws” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (pp) “Equity Conditions” means each of the following conditions: (i) on each day during Equity Conditions Measuring Period, either (x) one or more registration statements filed shall be effective and available for the resale of all remaining Underlying Shares, and there shall not have been any suspension of such registration statement(s) (including pursuant to an Allowable Grace Period (as defined in the Registration Rights Agreement) or (y) all Underlying Shares shall be eligible for sale by non-affiliates (as defined in Rule 144) of the Company without restriction pursuant to Rule 144 (and without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied)) and no Public Information Failure (as defined in the Securities Purchase Agreement) exists or is continuing and without the need for registration under any applicable federal or state securities laws all Underlying Shares shall be issuable without restrictive legend and be eligible for immediate sale without restriction pursuant to Section 3(a)(9) of the Securities Act and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) Trading Days and occurring before the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened, commenced or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

-36- (iii) during the Equity Conditions Measuring Period, the Company shall have delivered shares of Common Stock pursuant to the terms of this Note on a timely basis as set forth in Section 3(d) hereof; (iv) the shares of Common Stock issuable upon conversion of the Conversion Amount may be issued in full (A) without resulting in the Holder together with the other Attribution Parties collectively beneficially owning in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such issuance and (B) without violating Section 3(e)(ii) and the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) a Default or (B) an Event of Default; (vi) the Company shall have no knowledge of any fact that would cause (x) one or more registration statement(s) not to be effective and available for the resale of all remaining Underlying Shares, (y) any Underlying Shares not to be (x) eligible for sale without restriction pursuant to Rule 144 by non-affiliates (as defined in Rule 144) of the Company without restriction pursuant to Rule 144 (and without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied)) and without the need for registration under any applicable federal or state securities laws (y) issuable without restrictive legend or be eligible for resale without restriction pursuant to Section 3(a)(9) of the Securities Act and any applicable federal or state securities laws or (z) a Public Information Failure to occur; (vii) during the Equity Conditions Measuring Period, the Holder shall not have been in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or affiliates; and (viii) the shares of Common Stock issuable upon conversion of the Conversion Amount are duly authorized, and upon delivery on the applicable Share Delivery Date will be validly issued, fully paid, non-assessable, free from preemptive rights and any lien or adverse claim and will be listed and eligible for trading without restriction on an Eligible Market. (qq) “Equity Conditions Failure” means that on the applicable date of determination through the applicable date of determination, the Equity Conditions have not each been satisfied or waived in writing by the Holder. (rr) “Equity Interests” means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable; provided that this Note will not constitute an Equity Interest. (ss) “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. (tt) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (uu) “Excluded Assets“ shall have the meaning as set forth in the Security Agreement.

(vv) “Excluded Joint Venture” means each of (i) X Display Technology Limited and (ii) Miortech Holding BV. (ww) “Excluded Subsidiary” means: (a) the Mortgage Subsidiary; (b) any Foreign Subsidiary; (c) any Domestic Subsidiary substantially all the assets of which consist of Equity Interests or Indebtedness of one or more Persons described in clause (b) or this clause (c); (d) any Subsidiary of a Person described in clause (b) or (c); and (e) any Immaterial Subsidiary; provided that, in no event shall any Subsidiary that guarantees any of the ABL Debt constitute an Excluded Subsidiary. (xx) “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary. (yy) “GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved, as in effect from time to time; provided, with respect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under the Notes or the other Transaction Documents shall be made or delivered, as applicable, in accordance therewith. (zz) “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. (aaa) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder. (bbb) “Guarantee”, of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. (ccc) “Guarantee Agreement” shall have the meaning assigned to the term “Guarantee” in the Securities Purchase Agreement. (ddd) “Guarantor” shall have the meaning assigned such term in the Securities Purchase Agreement; provided, however, that no Excluded Subsidiary shall be a Guarantor. (eee) “Immaterial Subsidiary” means a Subsidiary that has been designated in writing by the Company to the Collateral Agent as an Immaterial Subsidiary; provided that,, (i) at any time, the aggregate fair market value of all properties and assets (as determined in accordance with GAAP) held by the Immaterial Subsidiaries, individually or in the aggregate, shall not exceed 5% of the aggregate fair market value of all properties and assets of the Company and its Subsidiaries on a consolidated basis (as determined in accordance with GAAP) and (ii) the consolidated revenue (as determined in accordance with GAAP) of the Immaterial Subsidiaries, as of the last day of any four consecutive fiscal quarters most recently ended, individually or in the aggregate, shall not exceed five percent (5.0%) of the consolidated revenue (as determined in accordance with GAAP) of the Company and its Subsidiaries during such period. -37-

(fff) “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, demand guarantees and similar independent undertakings, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential amount payable with respect to such earn- out), (l) any other Off-Balance Sheet Liability and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. (ggg) “Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date between the Collateral Agent and the ABL Agent, and acknowledged and agreed to by the Note Parties, as may be amended, supplemented or otherwise modified from time to time thereafter. (hhh) “Interest Rate” means (i) with respect the payment of Cash Interest, 9.0% per annum, and (ii) with respect to the payment of Capitalized Interest, 10.0% per annum; provided that the Interest Rate shall be increased to the Default Rate in accordance with Section 2(b) during the continuance of an Event of Default. (iii) “Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. (jjj) “Material Adverse Effect” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (kkk) “Material Indebtedness” means Indebtedness (other than the Secured Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Note Parties in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Note Parties in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Note Party would be required to pay if such Swap Agreement were terminated at such time. (lll) “Maturity Date” means May 11, 2027. (mmm) “MOIC” shall mean, with respect to any Change of Control Redemption, Event of Default Redemption or Mandatory Redemption upon a Bankruptcy Event of Default in accordance with Section 4(c), as applicable, a multiple of invested capital equal to the quotient of (i) the sum of (x) the aggregate amount of all Cash Interest (other than any Cash Interest paid at the Default Rate) paid to the Holder prior to the applicable date of determination and (y) the applicable Change of Control Redemption Price or MOIC Event of Default Redemption Price and (ii) the Purchase Price. For the avoidance of doubt, in no event shall any calculation of MOIC take into account (i) any fees or expenses incurred by the Investor that are reimbursed by the Company, (ii) any payments or -38-

-39- interest that accrued at the Default Rate, (iii) any payments in cash of Late Charges or pursuant to Section 3(d)(iii) or (iv) any indemnification payments made by the Company to the Holder. (nnn) “Mortgage Subsidiary” means a special purpose Subsidiary formed for the purpose of consummating the Brookings Real Estate Financing. (ooo) “Note Party” means the Company and each Guarantor. (ppp) “Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases). (qqq) “Open of Business” means 9:00 a.m. (New York City time). (rrr) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities. (sss) “Payment Conditions” shall be deemed satisfied in connection with an applicable payment if (i) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such payment, (ii) the Company shall have a Fixed Charge Coverage Ratio (as defined in the ABL Agreement as in effect on the date hereof) for the trailing twelve months calculated on a pro forma basis after giving effect to such payment of not less than 1.10 to 1.00 and (iii) the Company shall have delivered to the Holder a certificate in form and detail reasonably satisfactory to the Holder certifying as to the items described in clauses (i) and (ii) above. (ttt) “Permitted Acquisition” means any Acquisition by any Note Party or any Subsidiary in a transaction that satisfies each of the following requirements: (i) such Acquisition is not a hostile or contested acquisition; (ii) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than the businesses in which the Note Parties are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto; (iii) both before and after giving effect to such Acquisition and any concurrent incurrence of Indebtedness in connection therewith, each of the representations and warranties in the Transaction Documents is true and correct (except any such representation or warranty which relates to a specified prior date, in which case such representation or warranty is true and correct as of such specified prior date) and no Default exists, will exist, or would result therefrom; (iv) as soon as available, but not less than ten (10) days prior to such Acquisition, the Company has provided the Holder (A) notice of such Acquisition and (B) a copy of all business and financial information reasonably requested by the Holder including pro forma financial statements, statements of cash flow; (v) the total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) for all Acquisitions made during any fiscal year of the Company shall not exceed $10,000,000;

-40- (vi) if such Acquisition is an acquisition of the Equity Interests of a Person organized under applicable U.S. or state Law, such Acquisition is structured so that the acquired Person shall become a Subsidiary of the Company and a Note Party pursuant to the terms of the Notes; (vii) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U; (viii) if such Acquisition involves a merger or a consolidation involving the Company or any other Note Party, the Company or such Note Party, as applicable, shall be the surviving entity (ix) no Note Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect; (x) in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless the Required Holders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated; (xi) all actions required to be taken with respect to any newly acquired or formed Domestic Wholly-Owned Subsidiary of the Company or a Note Party, as applicable, required under Section 14(i) shall have been taken; and (xii) the Company shall have delivered to the Holder the final executed material documentation relating to such Acquisition within thirty (30) days following the consummation thereof. (uuu) “Permitted Debt Payments” means any of the following: (i) payment of Indebtedness created under the Transaction Documents; (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Permitted Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof; (iii) refinancings of Indebtedness to the extent the Indebtedness so refinanced is Permitted Indebtedness; (iv) payment of secured Indebtedness that becomes due as a result of the casualty, voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 13(k); (v) subject to the Intercreditor Agreement, payments in respect of ABL Debt, including interest and fees payable under the ABL Documents; and (vi) payments of Indebtedness permitted pursuant to clauses (iii), (v) and (xii) of the definition of Permitted Indebtedness. (vvv) “Permitted Encumbrance” means any of the following: (i) Liens imposed by law for Taxes that are not yet due and payable or are being contested in good faith;

-41- (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, health insurance and other social security laws or regulations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in each case in the ordinary course of business; (v) judgment Liens in respect of judgments that do not constitute an Event of Default; (vi) customary Liens of a depository bank or securities intermediary under applicable law or the applicable account documentation for the applicable deposit account or securities account; (vii) any interest or title of a lessor, sublessor, licensor or sublicensor under any leases, subleases, licenses or sublicenses entered into by any Note Party or any Subsidiary in the ordinary course of business; and (viii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary. provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (v) above. (www) “Permitted Indebtedness” means any of the following: (i) the Secured Obligations (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (vi) hereof; (iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary, provided that (A) Indebtedness of any Subsidiary that is not a Note Party to the Company or any other Note Party shall only be permitted to the extent it constitutes a Permitted Investment and (B) Indebtedness of any Note Party to any Subsidiary that is not a Note Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Required Holders; (iv) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is Permitted Indebtedness, (B) Guarantees by the Company or any other Note Party of Indebtedness of any Subsidiary that is not a Note Party shall be permitted to the extent it constitutes a Permitted Investment and (C) Guarantees permitted under this clause (iv) shall be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

-42- (v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (vi) below; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) together with any Refinance Indebtedness in respect thereof permitted by clause (vi) below, shall not exceed $10,000,000 at any time outstanding; (vi) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (ii), (v), (ix), (x), (xiii) and (xvii) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (A) such Refinance Indebtedness does not increase (1) the principal amount of the Original Indebtedness except by (x) an amount equal to unpaid accrued interest, premium and penalties thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and (y) an amount equal to any existing unutilized commitments or (2) the interest margin (or fixed rate of interest, as applicable) applicable thereto by more than 3.00% per annum, (B) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Note Party or any Subsidiary, (C) no Note Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (D) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (E) the terms of such Refinance Indebtedness (other than fees and interest) are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness or if less favorable, reflect market terms for comparable Indebtedness at the time of incurrence of such Refinance Indebtedness, and (F) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Holder as those that were applicable to such Original Indebtedness; (vii) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (viii) Indebtedness of any Note Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; (ix) Subordinated Indebtedness in an aggregate principal amount not exceeding the Threshold Amount at any time outstanding; (x) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (x), together with any Refinance Indebtedness in respect thereof permitted by clause (vi) above, shall not exceed the Threshold Amount at any time outstanding; (xi) the ABL Debt; provided that the aggregate principal amount of loans and letters of credit outstanding under the ABL Documents at any one time outstanding shall not exceed the “ABL Cap” (as defined in the Intercreditor Agreement), and extensions, renewals, refinancings and replacements of any such Indebtedness permitted under the Intercreditor Agreement;

-43- (xii) Indebtedness pursuant to p-card, corporate credit card or similar programs in an amount not to exceed $5,000,0000 at any time outstanding; (xiii) Indebtedness incurred pursuant to the Brookings Real Estate Financing; (xiv) Indebtedness incurred pursuant to the Permitted Sale-Leaseback Transaction; (xv) Indebtedness with respect to ABL Banking Services Obligations (other than Indebtedness described in clause (xii) of this definition) incurred in the ordinary course of business; (xvi) to the extent constituting Indebtedness, obligations in respect of Swap Agreements not prohibited under Section 13(m); (xvii) Indebtedness comprising obligations solely of Foreign Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that, no Note Party may Guarantee or otherwise provide credit support for Indebtedness incurred under this clause (xvii); and (xviii) other Indebtedness in an aggregate principal amount not exceeding the Threshold Amount at any time outstanding. (xxx) “Permitted Intercompany Activities” means shared administrative, overhead, technology or licensing arrangements entered into in the ordinary course of business between or among the Company and its Subsidiaries, in each case that (i) are, in the good faith judgment of the Company, necessary or advisable in connection with the ownership or operation of the business of the Company and its Subsidiaries and (ii) do not interfere in any material respect with the ordinary conduct of business of any Note Party. (yyy) “Permitted Investment” means any of the following: (i) Customary Permitted Investments; (ii) investments in existence on the date hereof and described in Schedule 6.04; (iii) investments by the Company and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Note Party (other than Equity Interests in the Mortgage Subsidiary) shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 14(i)) and (ii) the aggregate amount of investments made by Note Parties since the Closing Date in Subsidiaries that are not Note Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to clause (iv) of the definition of Permitted Investments and outstanding Guarantees permitted under the proviso to clause (v) of the definition of Permitted Investments shall not exceed the Threshold Amount at any time outstanding (in each case determined without regard to any write-downs or write-offs); (iv) loans or advances made by any Note Party to any Subsidiary and made by any Subsidiary to a Note Party or any other Subsidiary, provided that (i) any such loans and advances made by a Note Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Note Parties since the Closing Date to Subsidiaries that are not Note Parties (together with outstanding investments permitted under clause (ii) to the proviso to clause (iii) of the definition of Permitted Investments and outstanding Guarantees permitted under the proviso to clause (v) of the definition of Permitted Investments shall not exceed the Threshold Amount at any time outstanding (in each case determined without regard to any write-downs or write-offs);

-44- (v) Guarantees constituting Permitted Indebtedness, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Note Parties that is Guaranteed after the Closing Date by any Note Party (together with outstanding investments permitted under clause (ii) to the proviso to clause (iii) of the definition of Permitted Investments and outstanding intercompany loans permitted under clause (ii) to the proviso to clause (iv) of the definition of Permitted Investments shall not exceed the Threshold Amount at any time outstanding (in each case determined without regard to any write- downs or write-offs); (vi) loans or advances made by a Note Party to its employees on an arms- length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes; (vii) notes payable, or stock or other securities issued by Account Debtors to a Note Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; (viii) investments in the form of Swap Agreements permitted by Section 13(m); (ix) investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of the Subsidiaries (including in connection with an Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger; (x) investments received in connection with any Disposition that does not constitute an Asset Sale; (xi) Permitted Acquisitions; (xii) investments constituting deposits described in clauses (iii) and (iv) of the definition of the term “Permitted Encumbrances”; (xiii) Guarantees by a Note Party of the obligations of a Subsidiary which do not constitute Indebtedness; (xiv) the extension of trade credit by a Note Party in the ordinary course of business; (xv) investments by Note Parties or their Subsidiaries in any Excluded Joint Venture or Excluded Subsidiary since the Closing Date not to exceed $5,000,000 per fiscal year and $10,000,000 in the aggregate made since the Closing Date (in each case determined without regard to any write-downs or write-offs, but net of investment returns from investments made in reliance on this clause (xv) actually received in cash by the Note Parties after the Closing Date); (xvi) investments in the Mortgage Subsidiary as a result of the Disposition of the Brookings Real Estate in connection with the Brookings Real Estate Financing; (xvii) other investments made after the Closing Date, in an amount not to exceed to the Threshold Amount at any time outstanding; (xviii) other investments made after the Closing Date subject to satisfaction of the Payment Conditions with respect thereto; and

-45- (xix) to the extent constituting investments, Permitted Intercompany Activities. (zzz) “Permitted Liens” means any of the following: (i) Liens created pursuant to the Transaction Documents; (ii) Permitted Encumbrances; (iii) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (iv) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (v) of the definition of Permitted Indebtedness, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets (other than other assets being financed with similar financings with the same financing provider or Affiliates thereof) of the Company or any Subsidiary; (v) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Note Party after the date hereof prior to the time such Person becomes a Note Party; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Note Party, as the case may be, (B) such Lien shall not apply to any other property or assets of the Note Party and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Note Party, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (vi) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; (vii) Liens arising out of Permitted Sale and Leaseback Transactions; (viii) Liens granted by a Subsidiary that is not a Note Party in favor of the Company or another Note Party in respect of Indebtedness owed by such Subsidiary; (ix) Liens on the Collateral securing the ABL Debt and extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (vi) of the definition of Permitted Indebtedness, subject to the Intercreditor Agreement; (x) Liens on the Brookings Real Estate and/or the equity of the Mortgage Subsidiary in connection with Indebtedness permitted by clause (xiii) of the definition of Permitted Indebtedness; (xi) other Liens securing obligations in an amount not to exceed the Threshold Amount at any time outstanding; and

(xii) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by clause (xvii) of the definition of Permitted Indebtedness. (aaaa) “Permitted Sale-Leaseback Transaction” means the potential sale of the Redwood Falls, Minnesota real property of the Company followed by the lease of such property; provided that such sale is made for cash consideration. (bbbb) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof. (cccc) “Principal Market” means The Nasdaq Global Select Market. (dddd) “Purchase Price” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (eeee) “Redemption Dates” means, collectively, the Event of Default Redemption Dates and the Change of Control Redemption Date, as applicable, each of the foregoing, individually, a Redemption Date. (ffff) “Redemption Notice” means, collectively, the Event of Default Redemption Notice and the Change of Control Redemption Notice, each of the foregoing, individually, a Redemption Notice. (gggg) “Redemption Premium” means, as of the date of determination, the greater of (x) the percentage of the applicable Conversion Amount for which the Redemption Premium is being determined that is required to result in the applicable Change of Control Redemption Price or MOIC Event of Default Redemption Price, as the case may be, reflecting a MOIC of 125% and (y) 100%. (hhhh) “Redemption Price” means, collectively, the Event of Default Redemption Price, the Bankruptcy Event of Default Redemption Price and the Change of Control Redemption Price, each of the foregoing, individually, a Redemption Price. (iiii) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Closing Date by and among the Company and the initial Holder of this Note relating to, among other things, the registration of the resale of the shares of Common Stock issuable pursuant to the terms of this Note, as may be amended, amended and restated, supplemented or otherwise modified from time to time. (jjjj) “Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement. (kkkk) “Registration Statement” shall have the meaning ascribed to such term in the Registration Rights Agreement. (llll) “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. (mmmm) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person. (nnnn) “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests. -46-

(oooo) “Required Holders” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (pppp) “Requirements of Law” means with respect to any Person, (i) the charter, articles or certificate of organization or incorporation, bylaws, or operating, management or partnership agreement, or other organizational or governing documents of such Person and (ii) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. (qqqq) “Rule 144” means Rule 144 promulgated under the Securities Act. (rrrr) “Rule 144A” means Rule 144A promulgated under the Securities Act. (ssss) “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day. (tttt) “SEC” means the United States Securities and Exchange Commission. (uuuu) “Secured Obligations” means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Note Parties to the Holder, the Collateral Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Note or any of the other Transaction Documents or in respect of any of the obligations incurred or other instruments at any time evidencing any thereof (including, without limitation, the Guarantee Agreement). (vvvv) “Securities Act” means the Securities Act of 1933, as amended. (wwww) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the investor listed on the signature pages attached thereto pursuant to which the Company issued the Notes, as may be amended, amended and restated, supplemented or otherwise modified from time to time. (xxxx) “Security Agreement” shall have the meaning as set forth in the Securities Purchase Agreement. (yyyy) “Security Documents” shall have the meaning as set forth in the Securities Purchase Agreement. (zzzz) “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Holder. (aaaaa) “Subscription Date” means May 11, 2023. (bbbbb) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or other disposition of (or announcement of any issuance, offer, sale, grant of any -47-

option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement. (ccccc) “Subsidiary” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (ddddd) “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. (eeeee) “Threshold Amount” means an amount equal to $5,000,000. (fffff) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day. (ggggg) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement. (hhhhh) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. (iiiii) “Underlying Shares” means all shares of Common Stock issued and issuable pursuant to the terms of the Notes based on the Conversion Price (without giving effect to any limitation on conversion or exercise set forth herein and therein). (jjjjj) “U.S.” means the United States of America. (kkkkk) “Variable Rate Transaction” means a transaction in which the Company or any of its Subsidiary (i) issues or sells securities in an at-the-market or equity line of credit facility, (ii) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (iii) enters into any agreement whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). (lllll) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or if such security is not listed on the Principal Market, on the principal other U.S. national or regional securities exchange on which such security is then listed) during the period beginning at 9:30 a.m., New York time (or such other time as the Principal Market (or such other applicable U.S. national or regional securities exchange) publicly announces is the official open of trading), and ending at 4:00 p.m., New York time (or such other time as the Principal Market (or such other applicable U.S. national or regional securities exchange) publicly announces is the official close of trading) as reported by Bloomberg through -48-

-49- its “Volume at Price” function, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or Pink Open Market (f/k/a OTC Pink) published by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Common Stock during the applicable calculation period. (mmmmm) “Wholly-Owned Subsidiary” with respect to a Person means a Subsidiary of such Person whose Equity Interests are 100% owned, directly or indirectly, by such Person. [Signature Page Follows]